Exhibit 99.3

Q4 and Year End 2018 Financial Results Conference Call March 1, 2019

Cautionary Note Regarding Forward-Looking Statements 2 To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power” or the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the outcome or impact of the Company’s business strategy to increase the intrinsic value of the Company on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; the Company’s ability to enter into new PPAs on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on the Company’s business of any such actions. Although the forward-looking statements contained in this presentation are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this presentation and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. The Company’s ability to achieve its longer-term goals, including those described in this presentation, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. The Company’s actual results may differ, possibly materially and adversely, from these goals. Disclaimer – Non-GAAP Measures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges), and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on pages 34-36. All amounts in this presentation are in US$ and approximate unless otherwise stated.

3 2018 Highlights / 2019 Outlook Operations Review Commercial Update Financial Results / Q4 and FY 2018 Liquidity and Debt Repayment Profile 2019 Guidance Q&A Agenda

AtlanticPower Corporation

2018 Highlights

Financial Results	• Project Adjusted EBITDA at high end of Company's guidance range • Cash provided by operating activities modestly exceeded Company's expectations • Ended the year with stable liquidity of ~$191 million, including ~$39 million of discretionary cash
Balance Sheet	• Repaid $100.3 million of term loan and project-level debt • Executed third and fourth re-pricings of credit facilities, resulting in additional interest cost savings • Improved debt maturity profile by refinancing most of 2019 convertible debentures
Capital Allocation	• Invested $24.6 million in repurchases of common and preferred shares • Announced first external investments in several years – acquisition of partners' interests in Koma Kulshan (+6 MW) and two biomass plants in South Carolina (+40 MW; pending) - Both will add to Project Adjusted EBITDA and extend average remaining contract life
Costs	• Maintained overhead costs in line with 2016 and 2017 (down ~55% since 2013)
Operations	• Restarted operation of Tunis under 15-year PPA (Oct. 2018) • Returned Nipigon to operation under Long-term Enhanced Dispatch Contract (Nov. 2018)
PPAs	• San Diego PPAs terminated early (Feb. 2018); discussions with Navy on site extension terminated; in process of decommissioning all three sites • Short-term extension for Williams Lake in place • Kenilworth customer (Merck) executed two successive one-year extensions (to Sept. 2020)

4

2019 Outlook 5 Balance Sheet and Credit Profile Expect to repay $91 million(1) of debt in 2019 and at least $400 million(1) 2019 through 2023 Consolidated leverage ratio of 4.5 times at YE 2018 expected to improve in 2019 and beyond PPAs Average remaining PPA life of approximately six years As compared to 2017 and 2018, there are fewer PPAs expiring in 2019 through 2021 - Four projects with a combined 2018 EBITDA of $17.6 million (2019 EBITDA is significantly lower due to Williams Lake) Even with declining EBITDA, PPAs provide significant cash flow available for capital allocation - Expect to achieve net debt level of approximately zero by 2025 Initiated 2019 Guidance Project Adjusted EBITDA of $175 million to $190 million, in line with 2018 result ($185.1 million) Capital Allocation Approximately $39 million of discretionary cash South Carolina biomass acquisition pending; continuing to evaluate others Normal course issuer bid in place Costs Analyzing and applying results of thermal plant benchmarking Plan to benchmark hydroelectric plants this year (1) Includes project debt at Chambers (not consolidated) of $5.2 million in 2019 and $36.8 million in 2020 through 2023; repaid from project-level cash flow.

AtlanticPower Corporation

FY 2018 Operational Performance:

Lower generation due to San Diego PPA expirations, but availability improved

Safety: Total Recordable Incident Rate


1.67
Industry avg (1)
0.69
Industry avg (2)
1.16
Industry avg (3)
1.65
FY 2015
FY 2016
FY 2017
FY 2018

(1) 2015 BLS data, generation companies = 1.4
(2) 2016 BLS data, generation companies = 1.0
(3) 2017 BLS data, generation companies = 1.5

Availability (weighted average)

	FY 2018	FY 2017
East U.S.	97.1%	88.8%
West U.S.	95.2%	92.1%
Canada	96.0%	92.8%
Total	**96.5%**	**90.3%**

Higher availability factor:

+ Frederickson planned outages in prior period
+ Kenilworth planned outages in prior period
+ Orlando planned outages in prior period
+ Mamquam forced outages in prior period
+ Piedmont shorter maintenance outage in 2018
- Manchief GT11 overhaul in 2018

Aggregate Power Generation FY 2018 vs. FY 2017 (Net GWh)


2,478
(1.1%)
2,452
1,601
(41.5%)
936
935
4.2%
974
5,015
(13.0%)
4,362
FY 2017
FY 2018
FY 2017
FY 2018
FY 2017
FY 2018
FY 2017
FY 2018
East U.S.
West U.S.
Canada
Total

Generation is down:

− Naval Station / North Island / NTC ceased operations in February 2018
− Frederickson milder temperatures and normal wind/hydro conditions
− Curtis Palmer lower water flows
+ Manchief higher dispatch
+ Mamquam higher water flows in 2018, forced outage in prior period

Hydro generation

Curtis Palmer	Mamquam
-14% vs FY 2017	+19% vs FY 2017
-1% vs long-term avg.	+20% vs long-term avg.

6

Q4 2018 Operational Performance: Lower generation due to San Diego PPA expirations and milder temps at Frederickson 7 Q4 2018 Q4 2017 East U.S. 97.6% 95.7% West U.S. 97.3% 97.0% Canada 97.1% 95.8% Total 97.5% 96.1% Aggregate Power Generation Q4 2018 vs. Q4 2017 (Net GWh) East U.S. West U.S. Canada Total (1.9%) (64.3%) 6.0% (21.6%) Higher availability factor: Generation is down: Naval Station / North Island / NTC ceased operations in February 2018 Frederickson milder temperatures and normal wind/hydro conditions Morris lower PJM pricing Manchief higher dispatch Curtis Palmer higher water flows + Kenilworth planned STG outage in prior period + Piedmont inlet nozzle leak in prior period - Oxnard unexpected GT repairs in Q4 2018 Safety: Total Recordable Incident Rate (1) 2015 BLS data, generation companies = 1.4 (2) 2016 BLS data, generation companies = 1.0 (3) 2017 BLS data, generation companies = 1.5 Industry avg (1) Availability (weighted average) Industry avg (2) Hydro generation Curtis Palmer Mamquam +20% vs Q4 2017 +29% vs Q4 2017 +12% vs long-term avg. +36% vs long-term avg. Industry avg (3) 630 618 444 158 236 251 1,310 1,027 Q4 2017 Q4 2018 Q4 2017 Q4 2018 Q4 2017 Q4 2018 Q4 2017 Q4 2018 1.67 0.69 1.16 1.65 FY 2015 FY 2016 FY 2017 FY 2018

Operations Update 8 Tunis Start-up Commercial operation under 15-year PPA effective October 4, 2018 Operates in simple-cycle mode and generates on a flexible basis (when needed/economic) Earns monthly capacity payments and will earn energy revenues when operates Has not operated since its return to service 2018 Project Adjusted EBITDA of $(4.0) million due to maintenance overhauls required to bring the plant back up Going forward, expect to generate $2 million to $2.5 million of Project Adjusted EBITDA annually Cost Focus Analyze and apply thermal benchmarking results Benchmark hydroelectric plants Implement best practices Continue to collect data for further improvements Decommissioning of San Diego Projects Made significant progress with the Navy regarding scope of work Estimating $5 million cash outlay to decommission the facilities; expected completion Q3 2019 Will review cost estimates when final decommissioning bids received this spring To date, received approximately $1.7 million of salvage proceeds (most of it in January 2019) No impact on Project Adjusted EBITDA Nipigon Long-term Enhanced Dispatch Contract Long-term Enhanced Dispatch Contract (LTEDC) went into effect on Nov. 1, 2018 (through Dec. 2022) Operates in simple-cycle mode and generates on a flexible basis (when needed/economic) Earns monthly capacity payments and will earn energy revenues when operates Has not yet operated under LTEDC Improved economics vs. original PPA Plan to upgrade some systems and components in 2019

Commercial Update 9 Merck recently executed the second of its three successive one-year renewal options, which extended the expiration date to September 2020 In discussions with Merck regarding potential execution of the third extension Continuing to explore customer’s longer-term needs/options Williams Lake Short-term contract extension to June 30, 2019 (or Sept. 30, 2019 at BC Hydro’s option) Recent Ministry of Energy report on IPP re-contracting recognizes the value of biomass and instructs BC Hydro to engage in PPA renewal discussions Expect to engage with BC Hydro in the next few months Oxnard The PPA with Southern California Edison will expire in May 2020 unless extended prior to that date Difficult market for natural gas and CHP re-contracting; we have not been successful to date Calstock The PPA with Ontario Electricity Financial Corporation will expire in June 2020 unless extended prior to that date We continue to advocate for a British Columbia like solution for biomass projects but we have been unsuccessful to date Kenilworth Growth Increased deal flow Continued focus on out-of-favor assets, such as biomass South Carolina Biomass Acquisition In September announced acquisition of 2 x 20 MW biomass projects from EDF On track to close in third or fourth quarter of 2019

2018 Financial Highlights 10 Financial Results Project Adjusted EBITDA of $185.1 million, at high end of guidance range ($170 million to $185 million) Cash provided by operating activities of $137.5 million modestly exceeded expectations due to better performance at several projects Liquidity of $191 million Balance Sheet and Maturity Profile Amortized $90 million of term loan and $10.3 million of project debt Consolidated leverage ratio of 4.5 times at 12/31/18 (expected to improve in 2019 and beyond) Reduced spread on credit facilities twice, to 275 basis points (from 350 basis points) Addressed majority of 2019 bullet maturities with new convertible issuance; only US$18.1 million equivalent remaining (Dec. 2019) Capital Allocation Repurchased $24.6 million of common ($16.6 million) and preferred shares (US$8.0 million equivalent) under normal course issuer bid Announced two acquisitions that add to MW, Project Adjusted EBITDA and average remaining contract life

Q4 2018 Project Adjusted EBITDA (bridge vs 2017) ($ millions) 11 $62.1 $46.6 Q4 2017 Q4 2018 Curtis Palmer Higher water flows 3.6 Morris Mamquam Other 1.8 Williams Lake Short-term PPA extension commenced April 2018 (1.6) PPA Expirations Kap. (8.5) North Bay (8.5) San Diego (2.4) (19.4) Oxnard GT Repairs (1.6) Tunis New PPA COD Oct. 2018; Maint. expense Q4 2017 2.9 (1.2) Calstock Nipigon Other PPA-related declines accounted for $21 million of the total decline, as expected Results exceeded expectations primarily due to above-average water flows at Curtis Palmer

Full Year 2018 Project Adjusted EBITDA (bridge vs 2017) ($ millions) 12 $288.8 $185.1 FY 2017 FY 2018 Morris Higher PJM capacity price, ancillary services and steam sales 7.4 Frederickson Major maintenance projects in prior period 3.0 Orlando Higher availability; higher contractual capacity rates 2.9 Tunis OEFC settlement in 2017; maintenance overhauls for start-up (9.0) PPA Expirations Kap. (36.7) North Bay (34.6) San Diego (24.0) (95.3) Williams Lake Short-term PPA extension commenced April 2018 (8.4) Manchief GT11 Major Overhaul (2Q18) (5.5) Mamquam Higher water flows, lower maintenance expense 3.3 Curtis Palmer Lower water flows (2018 had average flows; 2017 had higher flows) (2.8) Other Projects 0.7 PPA-related declines accounted for $103.7 million of the total decline, as expected Results were at high end of guidance range of $170 million to $185 million

AtlanticPower Corporation

Q4 and FY 2018 Cash Flow Results

($ millions)

Unaudited	Three months ended Dec. 31, 2018	2017	Change
Cash provided by operating activities	$39.7	$30.5	$9.2
Significant uses of cash provided by operating activities:			
Term loan repayments (1)	(20.0)	(22.7)	2.7
Project debt amortization (2)	(0.8)	(2.3)	1.5
Capital expenditures	(0.3)	0.4	(0.7)
Preferred dividends	(2.0)	(2.2)	0.2

Primary drivers:
- Lower cash interest payments + 16.8
  - Lower debt levels
  - Reduction in spread on credit facilities
  - Piedmont swap termination (Q4'17)
  - Series E Convert. Debentures (January payment rather than December)
- Distributions from unconsolidated affiliates (Orlando timing +3.6) + 7.9
- Lower Project Adjusted EBITDA - 15.5

Unaudited	Twelve months ended Dec. 31, 2018	2017	Change
Cash provided by operating activities	$137.5	$169.2	$(31.7)
Significant uses of cash provided by operating activities:			
Term loan repayments (1)	(90.0)	(99.9)	9.9
Project debt amortization (2)	(10.3)	(11.5)	1.2
Capital expenditures	(1.8)	(5.3)	3.5
Preferred dividends	(8.3)	(8.7)	0.4

Primary drivers:
- Lower Project Adjusted EBITDA - 103.7
- Changes in working capital (primarily related to five PPA expirations) +39.3
- Lower cash interest payments +30.7
- Distributions from unconsolidated affiliates +14.3

2018 Cash provided by operating activities of $137.5 million exceeded the Company's estimate ($95 million to $110 million), even adjusting for working capital benefit in 2018 ($21 million)

(1) Includes 1% mandatory annual amortization and targeted debt repayments. (2) 2017 figures exclude Piedmont project debt repayment of $54.6 million which was funded out of cash on hand

13

Liquidity ($ millions) 14 Dec 31, 2018 Sep 30, 2018 Cash and cash equivalents, parent $45.9 $39.1 Cash and cash equivalents, projects 22.4 18.5 Total cash and cash equivalents 68.3 57.6 Revolving credit facility 200.0 200.0 Letters of credit outstanding (76.9) (77.0) Availability under revolving credit facility 123.1 123.0 Total Liquidity $191.4 $180.6 Excludes restricted cash of: $2.1 $0.3 Consolidated debt (1) $727.4 $762.0 Leverage ratio (2) 4.5 4.5 (1) Before unamortized discount and unamortized deferred financing costs (2) Consolidated debt to trailing 12-month Adjusted EBITDA (after Corporate G&A) + $10.7 Key drivers: In Q4 2018, we generated ~$17 million of discretionary cash after repayment of debt and payment of preferred dividends. During the quarter, we used $4.3 million of cash for the repurchase of common shares.

Debt Repayment Profile at December 31, 2018 (1) ($ millions) 15 (1) ) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. (2) Bullet percentage includes remaining term loan balance at maturity in April 2023. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.364. Project-level non-recourse debt: $63.9, including $42.9 at Chambers (equity method); amortizes over the life of the project PPAs (through 2025) APLP Holdings Term Loan: $450; 1% annual amortization and mandatory prepayment via the greater of a 50% sweep or such other amount that is required to achieve a specified targeted debt balance (combined average annual repayment of ~ $81); $125 expected to remain at April 2023 maturity APC Convertible Debentures: $18.1 (US$ equivalent) of Series D and $84.3 (US$ equivalent) of Series E convertible debentures (maturing in Dec 2019 and Jan 2025, respectively) APLP Medium-Term Notes: $154 (US$ equivalent) due in June 2036 Total $770 $91 $116 $244 $92 APLP Holdings Term Loan Project-level debt APLP Medium-term Notes (US$ equivalent) APC Convertible Debentures (US$ equivalent) 51% amortizing, 49% bullet (2) $88 $139 Series D Series E (2025) MTNs (2036) 0 25 50 75 100 125 150 175 200 225 250 275 2019 2020 2021 2022 2023 Thereafter

16 Expected Debt Repayment (Year End 2018 – Year End 2023): APLP Holdings Term Loan: Amortize $325; $125 remaining balance due at maturity in April 2023, assumed to be refinanced prior to that date (2) Project Debt: Amortize $58, ending balance $6 APC Convertible Debentures: Series D convertible debentures mature Dec. 2019 (US$18 equivalent) Total Expected Repayment (five-year): $401 (52%) Projected Debt Balances through 2023 (1) ($ millions) APLP Holdings Term Loan Project-level debt APLP Medium-term Notes (US$ equiv.) APC Convertible Debentures (US$ equiv.) $770 $471 $383 $679 $563 $369 Actual (1) ) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned (2) Alternatives include extension of maturity date or repayment at maturity. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.364. Repaid $20.8 in Q4 2018 and $100.3 in FY 2018 Expect to repay $86 consolidated debt and $5 Chambers debt in 2019 64 56 45 33 20 6 450 385 280 200 125 125 102 84 84 84 84 84 154 154 154 154 154 154 0 100 200 300 400 500 600 700 800 900 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23

AtlanticPower Corporation

2019 Project Adjusted EBITDA Guidance (bridge vs 2018)

($ millions)


$185
(11)
Williams Lake
Short-term PPA extension (lower margins); assumed expiration 2H 2019
(6)
Mamquam Morris Chambers
Total (4)
Other (2)
+2
Frederickson
Lower maintenance expense in 2019
+2
San Diego
Operated at a loss in 2018; decommissioning expense and salvage proceeds below the EBITDA line in 2019
+5
Manchief
GT major overhaul In 2018
+6
Tunis
Start-up maintenance in 2018; full year of operations under new PPA in 2019
$190
$175
FY 2018 Actual
FY 2019 Guidance

2019 guidance in line with 2018 actual

The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.

17

AtlanticPower Corporation

Bridge of 2019 Project Adjusted EBITDA Guidance to Cash Provided by Operating Activities

($ millions)

	2019 Guidance (as of 2/28/19)	2018 Actual
Project Adjusted EBITDA	**$175 - $190**	**$185.1**
Adjustment for equity method projects [1]	(5)	(0.0)
Corporate G&A expense	(22)	(23.9)
Cash interest payments	(39)	(41.3)
Cash taxes	(4)	(3.1)
Decommissioning (San Diego projects)	(5)	(0.5)
Other (including changes in working capital)	(0)	(21.2)
Cash provided by operating activities	**$100 - $115**	**$137.5**

Includes non-cash LTIP expense = $2.7 million

Two payments on Series E compared to one in 2018

Note: For purposes of providing a reconciliation of Project Adjusted EBITDA guidance, impact on Cash provided by operating activities of changes in working capital is assumed to be nil.

Uses of Cash Provided by Operating Activities:

	2019 Plan	2018 Actual
• Term loan repayments	$65.0	$90.0
• Project debt amortization	3.1	10.3
• Preferred dividends	8.0	8.3
• Capital expenditures	1.2	1.8

2019 term loan and project debt repayments $32 million lower than in 2018

Additional Capital Allocation:

	2019 Plan	2018 Actual
• NCIB repurchases [2]	$7.0	$24.6
• Acquisitions [3]	10.4	15.4
• Redemption of Series D [4]	18.1	--

May use cash or revolver

The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.

(1) Represents difference between Project Adjusted EBITDA and cash distribution from equity method projects; in 2019, the $(5) million reflects debt amortization at Chambers of $5.2 million. (2) 2018 actual includes $16.6 million of common share repurchases and $8.0 million (US$ equivalent) of preferred share repurchases. 2019 plan includes $6.9 million (US$ equivalent) of preferred share repurchases and $0.1 million of common share repurchases in January 2019. (3) 2018 actual includes $12.8 million for Koma Kulshan and $2.6 million for the deposit on the South Carolina biomass acquisition. 2019 plan includes the remaining $10.4 million for the South Carolina biomass acquisition due at closing (expected 2H 2019). (4) 2019 plan assumes redemption of the Cdn$24.7 million of Series D convertible debentures at or prior to their December 2019 maturity (US$18.1 million equivalent).

18

Tax Update NOL Expiration by Year (As of 12/31/18 $ millions) 2027 $4.0 2028 69.1 2029 70.2 2030 25.8 2031 13.4 2032 24.6 2033 145.5 2034 164.4 2035 17.0 2036 35.9 2037 8.4 2038 9.1 Total $587.4 As of December 31, 2018, the Company had U.S. and Canadian NOLs scheduled to expire per the table (right) that can be utilized to offset future taxable income in their respective tax jurisdictions. NOLs represent potential future tax savings of approximately $133.1 million in the U.S. under the revised U.S. Federal corporate tax rate of 21% and $30.1 million in Canada. Although these NOLs are expected to be available as a future benefit: Some of the NOLs are subject to limitations on their use. Pre-Tax Reform NOLs, as detailed in the chart, can be used to offset 100% of taxable income and retain a 2-year carryback and a 20-year carryforward period. Post-Tax Reform NOLs are limited to offset 80% of taxable income, have no carryback feature but have an unlimited carryforward period Net Operating Losses Other Impacts of Recent U.S. Tax Legislation The Company will save cash taxes with Alternative Minimum Tax (“AMT”) having been repealed. The Company has a de minimis amount of AMT credits which are 50% refundable in 2018-2021 and any remaining credits are fully refundable in 2022. Business Interest Expense Limitation Net business interest deductions in excess of 30% of EBITDA (EBIT after 2021) will be disallowed. However, disallowed interest deductions will be carried forward indefinitely to be used at a future date. 19 Valuation Allowance (“VA”) – U.S. A VA must be established against deferred tax assets when it is more likely than not that the asset will not be realized. During 2018, Atlantic Power recorded a reduction of $6.6 million to its existing U.S. VA’s. Based on various analyses including consideration of recent tax filings and scheduling of when certain deferred tax balances would be recognized as taxable income, management concluded there was sufficient positive evidence to reduce the U.S. VA by $6.6 million. The Company estimates interest expense of approximately $38.9 million, $15.7 million and $10.7 million will be disallowed in 2018, 2019 and 2020, respectively. The disallowed expense will be carried forward and utilized between 2021 and 2026. The Company does not anticipate paying any Federal cash taxes in either the U.S. or Canada in 2018 or 2019.

Appendix 20 TABLE OF CONTENTS Page Power Projects and PPA Expiration Dates 21 Capital Structure Information 22-26 Project Information – Earnings/Cash Flow Diversification and PPA Term 27-28 Supplemental Financial Information Q4 and FY 2018 Results Summary 29-30 Project Income by Project 31 Project Adjusted EBITDA by Project 32 Cash Distributions from Projects 33 Non-GAAP Disclosures 34-36

AtlanticPower Corporation

Power Projects and PPA Expiration Dates

Year	Project	Location	Type	Economic Interest	Net MW	Contract Expiry
2019	Williams Lake	B.C.	Biomass	100%	66	6/2019 [(1)]
2020	Oxnard	California	Nat. Gas	100%	49	5/2020 [(2)]
	Calstock	Ontario	Biomass	100%	35	6/2020
	Kenilworth	New Jersey	Nat. Gas	100%	29	9/2020 [(3)]
2021	None expiring					
2022	Manchief	Colorado	Nat. Gas	100%	300	4/2022 [(4)]
	Moresby Lake	B.C.	Hydro	100%	6	8/2022
	Frederickson	Washington	Nat. Gas	50.15%	125	8/2022
	Nipigon	Ontario	Nat. Gas	100%	40	12/2022
2023	Orlando	Florida	Nat. Gas	50%	65	12/2023
2024	Chambers	New Jersey	Coal	40%	105	3/2024
2025 - 2028	Mamquam	B.C.	Hydro	100%	50	9/2027 [(5)]
	Curtis Palmer	New York	Hydro	100%	60	12/2027 [(6)]
	Cadillac	Michigan	Biomass	100%	40	6/2028
2032 - 2037	Piedmont	Georgia	Biomass	100%	55	9/2032
	Tunis	Ontario	Nat. Gas	100%	40	10/2033
	Morris	Illinois	Nat. Gas	100%	77 [(7)]	12/2034 [(8)]
	Koma Kulshan	Washington	Hydro	100%	13	3/2037

[(1)] May be extended to Sept. 2019 at BC Hydro's option. [(2)] Oxnard's steam sales agreement expires in Feb. 2020 [(3)] Merck has one additional one-year extension option. [(4)] Public Service Co. of Colorado has option to purchase Manchief that is exercisable in May 2020 and May 2021 [(5)] BC Hydro has an option to purchase Mamquam that is exercisable in Nov. 2021 [(6)] Expires at the earlier of Dec. 2027 or the provision of 10,000 GWh of generation. Based on cumulative generation to date, we expect the PPA to expire prior to Dec. 2027. [(7)] Equistar has right to take up to 77 MW but on average takes approx. 50 MW. Balance of 177 MW of capacity is sold to PJM [(8)] Equistar has an option to purchase Morris that is exercisable in Dec. 2020 and Dec. 2027.

21

22 (1) Reflects $86 million of debt repayments in 2019 (2) Excludes unamortized discounts and deferred financing costs. (3) Consolidated debt only. (4) General and administrative – Corporate overhead and project development expense. Leverage ratio increased in 2018 due to lower Project Adjusted EBITDA, but we expect continuing debt repayment to move it back to ~4x by year end 2019 Strengthening Balance Sheet, Reducing Cash Interest Payments and Corporate Overheads ($ millions) ~4x $169 Total net reduction in consolidated debt since YE 2013 of approximately $1.1 billion G&A expense(4): Approx. 55% reduction from 2013 level Cash interest payments (3) reduced nearly $90 million (68%) since 2013 (due to debt repayment and re-pricings of credit facilities) $1,876 $1,755 $1,019 $997 $846 $762 $727 $641 9.5 6.9 5.7 5.6 3.3 4.5 4.5 4.0 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 YE 2013 YE 2014 YE 2015 YE 2016 YE 2017 9/30/2018 YE 2018 Proj.YE 2019 (1) Consolidated debt (millions) (2) Leverage ratio $53.8 $45.4 $31.9 $22.8 $22.2 $23.9 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 2013 2014 2015 2016 2017 2018 $130 $127 $100 $71 $72 $41 $42 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2013 2014 2015 2016 2017 2018 Refinancing Transaction Costs Cash Interest Payments

Capitalization ($ millions) 23 Dec. 31, 2018 Dec. 31, 2017 Long-term debt, incl. current portion (1) APLP Medium-Term Notes (2) $154.0 $167.4 Revolving credit facility - - Term Loan 450.0 540.0 Project-level debt (non-recourse) 21.0 31.2 Convertible debentures (2) 102.4 107.0 Total long-term debt, incl. current portion $727.4 79% $845.5 81% Preferred shares (3) 199.3 22% 215.2 21% Common equity (4) (6.9) (1)% (18.4) (2)% Total shareholders equity $192.4 21% $196.8 19% Total capitalization $919.8 100% $1,042.2 100% Debt balances are shown before unamortized discount and unamortized deferred financing costs Period-over-period change due to F/X impacts Par value of preferred shares was approximately $149 million and $175 million at December 31, 2018 and December 31, 2017, respectively. Common equity includes other comprehensive income and retained deficit Note: Table is presented on a consolidated basis and excludes equity method projects

AtlanticPower Corporation

Capital Summary at December 31, 2018

($ millions)

Atlantic Power Corporation			
	Maturity	**Amount**	**Interest Rate**
Convertible Debentures (ATP.DB.D)	12/2019	$18.1 (C$24.7)	6.00%
Convertible Debentures (ATP.DB.E)	1/2025	$84.3 (C$115.0)	6.00%
APLP Holdings Limited Partnership			
	Maturity	**Amount**	**Interest Rate**
Revolving Credit Facility	4/2022	$0	LIBOR + 2.75%
Term Loan	4/2023	$450.0	4.17%-5.09% [1]
Atlantic Power Limited Partnership			
	Maturity	**Amount**	**Interest Rate**
Medium-term Notes	6/2036	$153.9 (C$210)	5.95%
Preferred shares (AZP.PR.A)	N/A	$78.4 (C$106.9)	4.85%
Preferred shares (AZP.PR.B)	N/A	$42.7 (C$58.3)	5.57%
Preferred shares (AZP.PR.C)	N/A	$27.4 (C$37.4)	5.82% [2]
Atlantic Power Transmission & Atlantic Power Generation			
	Maturity	**Amount**	**Interest**
Project-level Debt (Cadillac - consolidated)	8/2025	$21.0	6.10%-6.34%
Project-level Debt (Chambers - equity method)	12/2019, 12/2023	$42.9	4.50%-5.00%

[1] Weighted average rate at Dec. 31, 2018 of 4.39%. Range and weighted average include impact of interest rate swaps [2] Set on November 30, 2018 for March 29, 2019 dividend payment. Will be reset quarterly based on sum of the Canadian Government 90-day Treasury Bill yield (using the three-month average result plus 4.18%). Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.364.

24

APLP Holdings Term Loan Cash Sweep Calculation 25 APLP Holdings Adjusted EBITDA (note: excludes Piedmont; is after majority of Atlantic Power G&A expense) Less: Capital expenditures Cash taxes = Cash flow available for debt service Less: APLP Holdings consolidated cash interest (revolver, term loan, MTNs, EPP, Cadillac) = Cash flow available for cash sweep Calculate 50% of cash flow available for sweep Compare 50% cash flow sweep to amount required to achieve targeted debt balance Must repay greater of 50% or the amount required to achieve targeted debt balance for that quarter If targeted debt balance is > 50% of cash flow sweep: Repay amount required to achieve target, up to 100% of cash flow available from sweep Remaining amount, if any, to Company If targeted debt balance is < 50% of cash flow sweep: Repay 50% minimum Remaining 50% to Company Expect cash sweep to average 65% to 70% over the life of the loan, though higher in early years, and with considerable variability from year to year Expect > 80% of principal to be repaid by maturity through mandatory and targeted repayments Notes: The cash sweep calculation occurs at each quarter-end. Targeted debt balances are specified in the credit agreement for each quarter through maturity.

AtlanticPower Corporation

APLP Holdings Credit Facilities – Financial Covenants

Fiscal Quarter	Leverage Ratio	Interest Coverage Ratio
12/31/2018	5.00:1.00	3.00:1.00
3/31/2019	5.00:1.00	3.00:1.00
6/30/2019	5.00:1.00	3.25:1.00
9/30/2019	5.00:1.00	3.25:1.00
12/31/2019	5.00:1.00	3.25:1.00
3/31/2020	5.00:1.00	3.25:1.00
6/30/2020	4.25:1.00	3.50:1.00
9/30/2020	4.25:1.00	3.50:1.00
12/31/2020	4.25:1.00	3.50:1.00
3/31/2021	4.25:1.00	3.50:1.00
6/30/2021	4.25:1.00	3.75:1.00
9/30/2021	4.25:1.00	3.75:1.00
12/31/2021	4.25:1.00	3.75:1.00
3/31/2022	4.25:1.00	3.75:1.00
6/30/2022	4.25:1.00	4.00:1.00
9/30/2022	4.25:1.00	4.00:1.00
12/31/2022	4.25:1.00	4.00:1.00
3/31/2023	4.25:1.00	4.00:1.00

Leverage ratio:

Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters.

Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Epsilon Power Partners and Cadillac).

Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects.

Interest Coverage ratio:

Adjusted EBITDA to consolidated cash interest payments, calculated for the trailing four quarters.

Adjusted EBITDA is defined above.

Consolidated cash interest payments include interest payments on the debt included in the Consolidated debt ratio defined above.

Note, the project debt, Project Adjusted EBITDA and cash interest expense for Piedmont are not included in the calculation of these ratios because the project is not included in the collateral package for the credit facilities.

26

Twelve months ended December 31, 2018 Project Adjusted EBITDA by Project 27 Project Adjusted EBITDA and Cash Flow Diversification by Project (1) Based on Project Adjusted EBITDA for the twelve months ended December 31, 2018, excluding non-operational projects and one other project that has negative Project Adjusted EBITDA for the period. Un-allocated corporate segment is included in “Other” category for project percentage allocation and allocated equally among segments for twelve months ended Dec. 31, 2018 Project Adjusted EBITDA by Segment. (2) Based on $198.1 million in Cash Distributions from Projects for the twelve months ended December 31, 2018. Cash Distributions from Projects by Segment (2) Project Adjusted EBITDA by Segment (1) East U.S. 57% West U.S. 17% Canada 26% East U.S. 65% West U.S. 12% Canada 23% Other - 3% Curtis Palmer 20% Orlando 17% Nipigon 13% Morris 10% Chambers 8% Frederickson 7% Piedmont 6% Mamquam 5% Manchief 4% Williams Lake 4% Cadillac 4% Calstock 3% Oxnard 1% Kenilworth 1%

Remaining PPA Term (years) (1) 28 (1) Weighted by FY 2018 Project Adjusted EBITDA. (2) Primarily merchant energy revenue at Morris Pro Forma Offtaker Credit Rating (1) Approximately Half of EBITDA Covered by Contracts with At Least 5 Years Remaining Contracted projects have an average remaining PPA life of 6.0 years (1) (2) Merchant / Market Pricing 2% (2) A - to A+ 49% AA - to AA 20% AAA 9% BBB - to BBB+ 19% BB 1% NR 3% Less than 5 50% 5 to 10 35% 10 to 15 3% 15+ 9%

29 Summary of Financial and Operating Results ($ millions, unaudited) Three months ended Twelve months ended December 31 December 31 2018 2017 2018 2017 Financial Results Project revenue $70.7 $100.0 $282.3 $431.0 Project income (loss) 20.1 (39.7) 88.2 (47.4) Net income (loss) attributable to Atlantic Power Corp. 24.7 (41.1) 36.8 (98.6) Cash provided by operating activities 39.7 30.5 137.5 169.2 Cash (used in) investing activities (0.1) 1.4 (17.0) (4.3) Cash (used in) financing activities (27.1) (81.9) (135.0) (178.9) Project Adjusted EBITDA 46.6 62.1 185.1 288.8 Operating Results Aggregate power generation (net GWh) 1,026.6 1,310.1 4,361.6 5,014.7 Weighted average availability 97.5% 96.1% 96.5% 90.3%

30 Segment Results ($ millions, unaudited) Three months ended Twelve months ended December 31 December 31 2018 2017 2018 2017 Project income (loss) East U.S. $19.2 ($0.7) $70.9 ($17.0) West U.S. (3.5) (25.8) 0.9 (72.0) Canada 7.4 (12.7) 17.0 38.8 Un-allocated Corporate (3.0) (0.5) (0.6) 2.8 Total $20.1 ($39.7) $88.2 ($47.4) Project Adjusted EBITDA East U.S. $30.9 $25.7 $120.8 $112.5 West U.S. 5.0 7.6 21.9 49.1 Canada 10.4 28.5 41.9 125.8 Un-allocated Corporate 0.2 0.3 0.5 1.4 Total $46.6 $62.1 $185.1 $288.8

AtlanticPower Corporation

Project Income (Loss) by Project

($ millions)

	Three months ended December 31		Twelve months ended December 31	
	2018	2017	2018	2017
East U.S.				
Cadillac	$0.6	$0.7	$1.9	$3.1
Curtis Palmer	8.1	(9.8)	20.9	9.4
Kenilworth	(0.1)	0.1	(0.7)	(0.1)
Morris	3.6	2.5	10.5	4.8
Piedmont	(1.3)	(3.3)	2.9	(5.0)
Chambers [(1)]	0.2	(0.2)	5.4	(43.0)
Orlando [(1)]	8.1	8.2	29.9	24.6
Selkirk [(1) (2)]	-	1.0	-	(10.7)
Total	**19.2**	**(0.7)**	**70.9**	**(17.0)**
West U.S.				
Manchief	1.0	0.6	(2.9)	2.7
Naval Station	(0.9)	0.2	(2.7)	(19.2)
Naval Training Center	(1.3)	1.6	(2.8)	(10.3)
North Island	(1.7)	0.7	(3.2)	(17.0)
Oxnard	(3.1)	(1.9)	(2.2)	(1.1)
Frederickson [(1)]	1.9	(27.1)	6.9	(27.9)
Koma Kulshan [(3)]	0.5	0.1	7.8	0.8
Total	**(3.5)**	**(25.8)**	**0.9**	**(72.0)**
Canada				
Calstock	0.2	1.0	3.4	3.5
Kapuskasing	0.0	5.7	(0.4)	20.1
Mamquam	1.8	1.1	7.8	4.6
Nipigon	4.8	2.7	5.3	5.8
North Bay	0.0	6.4	(0.2)	20.8
Williams Lake	0.5	(28.7)	6.1	(21.4)
Other	-	(1.0)	(5.0)	5.4
Total	**7.4**	**(12.7)**	**17.0**	**38.8**
Totals				
Consolidated projects	12.9	(21.2)	46.6	6.0
Equity method projects	10.2	(17.9)	42.3	(56.2)
Un-allocated corporate	(3.0)	(0.5)	(0.6)	2.8
Total Project Income (Loss)	**$20.1**	**($39.7)**	**$88.2**	**($47.4)**

(1) Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates. (2) Project sold in November 2017. (3) Consolidated as of July 27, 2018; equity investment prior to that date. For purpose of Q4, is included in the Consolidated subtotal.

31

Project Adjusted EBITDA by Project

($ millions)

		Three months ended December 31		Twelve months ended December 31	
		2018	2017	2018	2017
East U.S.	**Accounting**				
Cadillac	Consolidated	$1.9	$2.1	$7.3	$8.4
Curtis Palmer	Consolidated	12.0	8.3	36.3	39.1
Kenilworth	Consolidated	0.6	0.7	2.0	2.5
Morris	Consolidated	5.2	4.0	17.7	10.4
Piedmont	Consolidated	0.5	0.0	10.2	9.5
Chambers [1]	Equity method	2.6	2.6	15.8	15.1
Orlando [1]	Equity method	8.2	7.9	31.4	28.5
Selkirk [1] [2]	Equity method	-	-	-	(1.0)
Total		**30.9**	**25.7**	**120.8**	**112.4**
West U.S.					
Manchief	Consolidated	3.8	3.3	8.2	13.7
Naval Station	Consolidated	(0.1)	0.4	(0.8)	8.5
Naval Training Center	Consolidated	(0.2)	0.3	(1.1)	4.6
North Island	Consolidated	(0.4)	0.9	(1.0)	8.0
Oxnard	Consolidated	(2.0)	(0.8)	2.1	3.2
Frederickson [1]	Equity method	3.5	3.4	13.1	10.1
Koma Kulshan [3]	Consolidated	0.5	0.2	1.4	1.0
Total		**5.0**	**7.6**	**21.9**	**49.1**
Canada					
Calstock	Consolidated	0.7	1.5	5.5	5.6
Kapuskasing	Consolidated	0.0	8.6	(0.4)	36.4
Mamquam	Consolidated	2.2	1.5	9.5	6.2
Moresby Lake	Consolidated	0.1	0.5	0.3	0.9
Nipigon	Consolidated	6.0	6.8	23.2	21.0
North Bay	Consolidated	0.0	8.6	(0.2)	34.4
Tunis	Consolidated	0.3	(1.5)	(4.0)	5.0
Williams Lake	Consolidated	1.0	2.6	8.0	16.4
Total		**10.4**	**28.5**	**41.9**	**125.8**
Totals					
Consolidated projects		32.2	47.9	124.3	234.7
Equity method projects		14.2	13.9	60.3	52.7
Un-allocated corporate		0.2	0.3	0.5	1.4
Total Project Adjusted EBITDA		**$46.6**	**$62.1**	**$185.1**	**$288.8**

	Three months ended December 31		Twelve months ended December 31	
	2018	2017	2018	2017
Total Project Adjusted EBITDA	**$46.6**	**$62.1**	**$185.1**	**$288.8**
Change in fair value of derivative instruments	1.3	(8.0)	(2.2)	(2.1)
Depreciation and amortization	21.8	27.5	99.7	133.2
Interest, net	0.8	11.3	3.4	19.2
Impairment	-	72.1	-	187.1
Other expense (income), net	2.5	(1.1)	(4.0)	(1.2)
Project income (loss)	**$20.1**	**($39.7)**	**$88.2**	**($47.4)**
Administration	5.9	6.0	23.9	23.6
Interest expense, net	12.0	14.7	52.7	64.2
Foreign exchange (gain) loss	(13.7)	(1.4)	(22.8)	16.3
Other income, net	(3.4)	(0.4)	(3.0)	(0.4)
Income (loss) before income taxes	19.2	(58.6)	37.4	(151.1)
Income tax (benefit) expense	(7.5)	(19.7)	0.2	(58.1)
Net income (loss)	**$26.7**	**($38.9)**	**$37.2**	**($93.0)**
Net income attributable to preferred share dividends of a subsidiary company	2.0	2.2	0.4	5.6
Net income (loss) attributable to Atlantic Power Corporation	**$24.7**	**($41.1)**	**$36.8**	**($98.6)**

[1] Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates. [2] Project sold in November 2017. [3] Consolidated as of July 27, 2018; equity investment prior to that date. For purpose of Q4, is included in the Consolidated subtotal.

32

AtlanticPower Corporation

Cash Distributions from Projects by Quarter, 2017 and 2018

($ millions), Unaudited

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018
East U.S.										
Cadillac	$0.3	$1.3	$1.0	$1.0	$3.5	$0.3	$1.3	$1.0	$1.0	$3.5
Curtis Palmer	9.9	13.5	8.5	7.5	39.3	9.5	13.0	2.7	9.0	34.1
Kenilworth	0.7	0.7	0.2	0.7	2.3	1.4	0.5	(0.0)	0.5	2.3
Morris	0.5	0.3	(1.2)	5.6	5.1	6.9	3.4	1.5	5.0	16.9
Piedmont	0.0	0.0	0.0	2.3	2.3	1.3	1.3	6.0	1.5	10.0
Chambers [1]	3.4	0.0	3.2	0.0	6.6	0.0	5.9	0.0	8.0	13.9
Orlando [1]	1.6	7.2	9.6	9.4	27.8	2.6	9.7	6.4	13.7	32.3
Selkirk [1][2]	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total	**16.3**	**22.8**	**21.3**	**26.5**	**86.9**	**21.8**	**35.0**	**17.5**	**38.8**	**113.1**
West U.S.										
Manchief	1.9	1.0	4.2	2.8	9.9	3.2	0.6	4.2	4.2	12.2
Naval Station	1.5	1.7	4.0	1.7	8.8	1.2	(0.7)	(0.4)	(0.4)	(0.4)
Naval Training Center	0.8	0.7	2.2	1.1	4.8	0.8	(0.5)	(0.4)	(0.6)	(0.7)
North Island	1.4	1.3	3.4	2.0	8.1	1.4	(0.7)	(0.4)	(0.6)	(0.3)
Oxnard	(0.3)	(1.4)	(2.0)	7.6	3.9	(0.2)	(0.2)	5.3	1.3	6.2
Frederickson [1]	1.9	3.2	2.4	3.1	10.5	4.0	3.0	3.4	3.7	14.1
Koma Kulshan [3]	0.3	0.0	0.5	0.0	0.8	0.6	0.1	0.4	0.8	1.8
Total	**7.6**	**6.4**	**14.5**	**18.3**	**46.8**	**11.0**	**1.8**	**12.0**	**8.3**	**33.0**
Canada										
Calstock	0.7	1.6	0.0	1.7	3.9	2.9	1.8	(0.1)	0.7	5.4
Kapuskasing	6.7	14.9	6.0	4.7	32.4	6.3	(0.2)	(0.1)	0.0	6.0
Mamquam	0.5	1.5	2.3	0.9	5.2	1.9	2.7	2.6	1.8	9.0
Moresby Lake	0.3	(0.3)	0.1	0.3	0.4	0.6	(0.1)	(0.2)	0.1	0.4
Nipigon	5.5	4.8	4.3	2.9	17.5	10.0	5.7	2.4	5.2	23.3
North Bay	7.1	14.5	5.3	4.0	30.8	6.6	(0.1)	(0.1)	0.0	6.4
Tunis	(0.7)	6.6	(0.2)	(1.6)	4.2	(0.5)	(3.1)	(0.5)	(0.5)	(4.5)
Williams Lake	2.4	2.1	6.5	3.8	14.8	4.0	1.2	(0.9)	1.7	5.9
Total	**22.4**	**45.7**	**24.3**	**16.7**	**109.1**	**31.7**	**8.0**	**3.2**	**9.0**	**51.9**
Total Cash Distributions	**$46.2**	**$75.0**	**$60.2**	**$61.4**	**$242.8**	**$64.5**	**$44.7**	**$32.8**	**$56.1**	**$198.0**
Consolidated	39.0	64.7	44.5	48.9	197.1	58.0	26.0	23.0	30.7	137.6
Equity Method	7.2	10.3	15.7	12.5	45.7	6.5	18.8	9.8	25.4	60.4

[1] Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates. [2] Project sold in November 2017. [3] Consolidated as of July 27, 2018; equity investment prior to that date. For purpose of Q4, is included in the Consolidated subtotal.

33

Non-GAAP Disclosures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on page 35-36. Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies. 34 $ millions, unaudited December 31, December 31, 2018 2017 2018 2017 Net income (loss) attributable to Atlantic Power Corporation $24.7 ($41.1) $36.8 ($98.6) Net income attributable to preferred share dividends of a subsidiary company 2.0 2.2 0.4 5.6 Net income (loss) $26.7 ($38.9) $37.2 ($93.0) Income tax (benefit) expense (7.5) (19.7) 0.2 (58.1) Income (loss) from operations before income taxes 19.2 (58.6) 37.4 (151.1) Administration 5.9 6.0 23.9 23.6 Interest expense, net 12.0 14.7 52.7 64.2 Foreign exchange (gain) loss (13.7) (1.4) (22.8) 16.3 Other income, net (3.4) (0.4) (3.0) (0.4) Project income (loss) $20.1 ($39.7) $88.2 ($47.4) Reconciliation to Project Adjusted EBITDA Depreciation and amortization $21.8 $27.6 $99.7 $133.2 Interest expense, net 0.8 11.2 3.4 19.2 Change in the fair value of derivative instruments 1.3 (8.0) (2.2) (2.1) Other expense (income), net 2.5 (1.1) (4.0) (1.2) Impairment - 72.1 - 187.1 Project Adjusted EBITDA $46.6 $62.1 $185.1 $288.8 Three months ended Twelve months

AtlanticPower Corporation

Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment, Q4 2018 vs Q4 2017

($ millions)

Three months ended December 31, 2018

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$19.2	($3.5)	$7.4	$1.7	$24.7
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	2.0	2.0
Net income (loss)	19.2	(3.5)	7.4	3.7	26.7
Income tax benefit	-	-	-	(7.5)	(7.5)
Net Income (loss) before income taxes	19.2	(3.5)	7.4	(3.9)	19.2
Administration	-	-	-	5.9	5.9
Interest expense, net	-	-	-	12.0	12.0
Foreign exchange gain	-	-	-	(13.7)	(13.7)
Other income, net	-	-	-	(3.4)	(3.4)
Project income (loss)	19.2	(3.5)	7.4	(3.0)	20.1
Change in fair value of derivative instruments	(0.1)	-	(1.4)	2.8	1.3
Depreciation and amortization	11.2	5.9	4.4	0.2	21.8
Interest, net	0.6	-	0.0	0.1	0.8
Other project (income) expense	(0.0)	2.5	-	0.0	2.5
Project Adjusted EBITDA	$30.9	$5.0	$10.4	$0.2	$46.6

Three months ended December 31, 2017

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	($0.7)	($25.8)	($12.7)	($1.9)	($41.1)
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	2.2	2.2
Net income (loss)	(0.7)	(25.8)	(12.7)	0.3	(38.9)
Income tax benefit	-	-	-	(19.7)	(19.7)
Income (loss) before income taxes	(0.7)	(25.8)	(12.7)	(19.4)	(58.6)
Administration	-	-	-	6.0	6.0
Interest expense, net	-	-	-	14.7	14.7
Foreign exchange gain	-	-	-	(1.4)	(1.4)
Other income, net	-	-	-	(0.4)	(0.4)
Project (loss) income	(0.7)	(25.8)	(12.7)	(0.5)	(39.7)
Change in fair value of derivative instruments	(9.6)	-	0.7	1.0	(8.0)
Depreciation and amortization	11.0	5.1	11.4	-	27.5
Interest, net	11.3	-	-	-	11.3
Other project income	(1.0)	-	-	(0.1)	(1.1)
Impairment	14.7	28.3	29.1	-	72.1
Project Adjusted EBITDA	$25.7	$7.6	$28.5	$0.3	$62.1

35

AtlanticPower Corporation

Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment, FY 2018 vs FY 2017

($ millions)

Twelve months ended December 31, 2018

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$70.9	$0.9	$17.0	($52.0)	$36.8
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	0.4	0.4
Net income (loss)	70.9	0.9	17.0	(51.6)	37.2
Income tax expense	-	-	-	0.2	0.2
Net income (loss) before income taxes	70.9	0.9	17.0	(51.4)	37.4
Administration	-	-	-	23.9	23.9
Interest expense, net	-	-	-	52.7	52.7
Foreign exchange gain	-	-	-	(22.8)	(22.8)
Other income, net	-	-	-	(3.0)	(3.0)
Project income (loss)	70.9	0.9	17.0	(0.6)	88.2
Change in fair value of derivative instruments	0.4	-	(3.6)	1.0	(2.2)
Depreciation and amortization	46.1	25.0	28.5	0.1	99.7
Interest, net	3.4	-	-	-	3.4
Other project income	-	(4.0)	-	-	(4.0)
Project Adjusted EBITDA	$120.8	$21.9	$41.9	$0.5	$185.1

Twelve months ended December 31, 2017

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net (loss) income attributable to Atlantic Power Corporation	($17.0)	($72.0)	$38.8	($48.4)	($98.6)
Net income attributable to preferred share dividends of a subsidiary company	-	-	-	5.6	5.6
Net (loss) income	(17.0)	(72.0)	38.8	(42.8)	(93.0)
Income tax benefit	-	-	-	(58.1)	(58.1)
Net (loss) income before income taxes	(17.0)	(72.0)	38.8	(100.9)	(151.1)
Administration	-	-	-	23.6	23.6
Interest expense, net	-	-	-	64.2	64.2
Foreign exchange loss	-	-	-	16.3	16.3
Other income, net	-	-	-	(0.4)	(0.4)
Project (loss) income	(17.0)	(72.0)	38.8	2.8	(47.4)
Change in fair value of derivative instruments	(6.3)	-	6.1	(1.9)	(2.1)
Depreciation and amortization	45.2	35.5	51.9	0.6	133.2
Interest, net	19.2	-	-	-	19.2
Other project income	(1.0)	-	(0.1)	(0.1)	(1.2)
Impairment	72.4	85.6	29.1	-	187.1
Project Adjusted EBITDA	$112.5	$49.1	$125.8	$1.4	$288.8

36